Exhibit 1.01
Conflict Minerals Report of Polaris Industries Inc.

I.	Introduction
This is the Conflict Minerals Report of Polaris Industries Inc. (“Polaris,” the “Company”, “we” or “us”) for calendar year 2016 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”).
Certain Polaris products contain materials that use tin, tantalum, tungsten and/or gold (collectively “3TG”). Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Accordingly, the efforts we have undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is limited at this time. We have taken steps to identify the applicable smelters and refiners of such 3TG metals in our supply chain. The efforts were undertaken on the products manufactured by us in 2016. This report excludes products manufactured by companies that we do not consolidate into our consolidated financial statements and companies which we acquired after April 30, 2015.

II.	Reasonable Country of Origin Inquiry (RCOI)
Direct suppliers were asked to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands.
We reviewed questionnaires we received from our direct suppliers for completeness and consistency of answers. Certain suppliers were requested to provide corrections and clarifications as needed. We identified a list of smelters/refiners, and their countries of origin, which may supply 3TG utilized in our manufactured products. As many of the responses received from our suppliers were at a level higher than only those products procured to us, it is possible that the list includes smelters/refiners which do not provide 3TG that are utilized in our manufactured products. While we believe our RCOI process was reasonably designed and performed in good faith, as we did not receive responses from all inquired suppliers the list of smelters/refiners set forth below may be incomplete.
The list of smelters/refiners, and their countries of origin, is listed in Section VIII of this Conflict Minerals Report. Through our RCOI process, some suppliers disclosed to us that scrap sources of 3TG were identified in their supply chains and did not require due diligence. These sources are excluded from the listing in Section VIII. Additionally, some of the processing facilities named by our suppliers are not verified or audited smelters/refiners. We will continue to monitor the status of these facilities, whether they should be listed as a Polaris processing facility and, if so, the associated countries of origin.

III.	Design of Due Diligence Measures
We designed our due diligence measures to conform in all material respects with the five step framework of OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements on tin, tantalum, tungsten and gold.

IV.	Due Diligence Measures Performed
The due diligence measures performed includes, but are not limited to the following:

•	Reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts;

•	Communicated our policy on Conflict Minerals to direct suppliers;

•	Communicated the commitments and requirements expected of our suppliers;

•	Developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts;

•
Supported the development and implementation of independent third party audits of smelter/refiner’s sourcing through our policy and procurement practices that encourage suppliers to purchase materials from audited smelters/refiners.

V.	Product Description
We design, engineer and manufacture Off-Road Vehicles, Snowmobiles, Motorcycles and Global Adjacent Market Vehicles, including Work & Transportation and military vehicles together with the related Parts, Garments and Accessories, as well as Aftermarket accessories and apparel. Many of our products are manufactured utilizing similar processes and similar components. Our suppliers often supply parts and components that are utilized in multiple product categories. The products that we manufacture that are subject to the reporting obligation of Rule 13p-1 contain 3TG of unknown origin.

VI.	Steps to Improve Due Diligence
We have and will continue to communicate our expectations and information requirements to our direct suppliers. We have and will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of the applicable ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New suppliers will be reviewed for conflict minerals conformance during initial business reviews. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VII.	Independent Private Sector Audit
In April 2014, the Securities and Exchange Commission provided written guidance that explained that only companies who elect to claim that their products are "Conflict Free" are subject to an independent private section audit. We are not making such a claim. Consequently, this report presented herein was not audited.

VIII.    List of Smelters/Refiners
Section II discusses the process we used to identify potential smelters/refiners within our supply chain. We identified the following smelters/refiners that have achieved Conflict Free designation by the Conflict Free Smelter Initiative (CFSI) or an audit program with which CFSI has mutual recognition, or are actively in the process of obtaining the designations:

Subject Mineral	Smelter or Refiner Name
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd.
Gold	Al Etihad Gold
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asahi Refining Canada Limited
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co Ltd
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-ferrous Metals Mining Ltd.
Gold	DODUCO GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Emirates Gold DMCC
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.

Subject Mineral	Smelter or Refiner Name
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spólka Alcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	LS-NIKKO Copper Inc.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	METAÚRGICA MET-MEX PEÑOLES, S.A. DE C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining & Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox SA
Gold	Rand Refinery (Pty) Ltd.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	SAFINA A.S.
Gold	Samduck Precious Metals
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.

Subject Mineral	Smelter or Refiner Name
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Sungeel Hitech Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tony Goetz NV
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd
Tantalum	Jiangxi Tuohong New Raw Material

Subject Mineral	Smelter or Refiner Name
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals Co., Ltd.
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.
Tin	Alpha
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited
Tin	China Tin Group Co., Ltd.
Tin	Cooperativa Metalúrgica de Rondônia Ltda.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV Serumpun Sebalai
Tin	CV Tiga Sekawan
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.L.U.
Tin	EM Vinto
Tin	Fenix Metals
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Jinye Mineral Company

Subject Mineral	Smelter or Refiner Name
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nankang Nanshan Tin Co., Ltd.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Mitra Stania Prima
Tin	O.M. Indonesia
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah

Subject Mineral	Smelter or Refiner Name
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	PT WAHANA PERKIT JAYA
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Thaisarco
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Tin	Yunnan Tin Group (Holding) Company Limited
Tungsten	A.L.M.T. Corp.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Moliren Ltd
Tungsten	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC

Subject Mineral	Smelter or Refiner Name
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Countries of origin identified:
Angola, Argentina, Armenia, Australia, Austria, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo (Brazzaville), Czech Republic, Democratic Republic of Congo (Kinshasa), Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Finland, Germany, Ghana, Guinea, Guyana, India, Indonesia, Ireland, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Kyrgyzstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe
We identified the following smelters/refiners that have been verified as a smelter/refiner, but have not been audited.

Subject Mineral	Smelter or Refiner Name
Gold	Atasay Kuyuculuk Sanayi Ve Ticaret A.S.
Gold	Caridad
Gold	Changcheng Gold & Silver Refining Factory
Gold	China Gold International Resources Corp. Ltd.
Gold	Chugai Mining
Gold	Degussa Sonne / Mondi Goldhandel GmbH
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Guangdong Jinding Gold Limited
Gold	Gujarat Gold Cente
Gold	Guida Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	HwaSeong CJ Co. Ltd.
Gold	Jinlong Copper Co., Ltd.
Gold	Johnson Matthey Chemicals Ltd.

Subject Mineral	Smelter or Refiner Name
Gold	Kaloti Precious Metals
Gold	L'azurde Company For Jewelry
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Mining Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Minsur
Gold	Morris and Watson
Gold	Morris and Watson Gold Coast
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Remondis Argentia B.V.
Gold	Sabin Metal Corp.
Gold	Sai Refinery
Gold	SAMWON METALS Corp.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	So Accurate Group, Inc.
Gold	Sudan Gold Refinery
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Universal Precious Metals Refining Zambia
Gold	Yunnan Copper Industry Co Ltd
Tin	5NPLUS
Tin	An Thai Minerals Company Limited
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Estanho de Rondônia S.A.
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.
Tin	Jean Goldschmidt International SA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Northern Smelter
Tin	PT Cipta Persada Mulia
Tin	PT Justindo
Tin	PT Tirus Putra Mandiri
Tin	Shangrao Xuri Smelting Factory
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tungsten	ACL Metais Eireli
Tungsten	Buffalo Tungsten
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.

Subject Mineral	Smelter or Refiner Name
Tungsten	TaeguTec Ltd.